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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm), as it relates to Northland Cable Television, Inc., included in or made a part of this registration statement.

                                               /s/ ARTHUR ANDERSEN LLP

Seattle, Washington
December 18, 1997